Exhibit 99.1 U.S. CONCRETE ANNOUNCES SECOND QUARTER 2019 RESULTS EULESS, TEXAS – August 9, 2019 – U.S. Concrete, Inc. (NASDAQ: USCR), a leading producer of construction materials in select major markets across the United States, today reported results for the quarter ended June 30, 2019. SECOND QUARTER 2019 RESULTS1 • Total consolidated revenue was $367.5 million • Aggregate products revenue of $49.5 million on sales volume of 2.9 million tons increased 2.1% compared to last year's second quarter • Aggregate products average sales price of $11.83 per ton increased 6.5% compared to last year's second quarter • Ready-mixed concrete revenue was $314 million on sales volume of 2.3 million cubic yards • Ready-mixed concrete average sales price of $138.40 per cubic yard increased 4.0% compared to last year's second quarter • Net income was $0.9 million and Total Adjusted EBITDA2 was $42.0 million • Cash provided by operating activities was $18.7 million • Adjusted Free Cash Flow2 of $14.1 million increased 29.4% compared to last year's second quarter 1 Certain computations within this press release may reflect rounding adjustments. 2 Total Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP measures. Please refer to the reconciliations and other information at the end of this press release. William J. Sandbrook, Chairman and Chief Executive Officer of U.S. Concrete, Inc. stated, “The improved weather that we are experiencing this summer is in stark contrast to the record-breaking rainfall we endured during April, May and June in Texas. The weather-related impact was dramatic in sharply reducing ready-mixed concrete shipments in Dallas - Ft. Worth and West Texas. Furthermore, flooding on the Red River limited our ability to operate one of our sand plants dedicated to supplying a portion of our internal fine aggregates needs in the DFW Metroplex. To compound the historically bad weather in DFW, our other markets also experienced significant rainfall, as the second quarter in New York was the wettest in the last ten years and May in Northern California was the wettest in over twenty years. However, we continue to see strong underlying fundamental economic conditions in all of our regional markets and a strong pricing environment in both our ready-mixed concrete and aggregate products segments. This is evidenced by our solid pricing improvement in the second quarter as our year-over-year ready-mix and aggregates average selling prices increased 4% and 6.5%, respectively. With our solid backlog, robust project-bidding opportunities and more normalized weather patterns, as evidenced in July, we anticipate an improved second half of the year. Increased margin expansion opportunities as a result of both 1 meaningful volume increases and our internally driven operational improvement initiatives will generate positive and improved momentum for the remainder of the year."

Mr. Sandbrook concluded, "While wet weather defers product sales into future periods, these sales are not lost. I am extremely encouraged by the overall health of the economy and the future prospects for a vibrant demand environment for our products. Low interest rates, record low unemployment, healthy state budgets, the flow through of local and state transportation initiatives and the prospects for increased federal surface transportation spending, all point to an optimistic view of the future."

OPERATING RESULTS

READY-MIXED CONCRETE SEGMENT

	Three Months Ended June 30,		Six Months Ended June 30,	
($ in millions except selling prices)	**2019**	**2018**	**2019**	**2018**
Ready-Mixed Concrete Segment:				
Revenue	$ 314.0	$ 350.0	$ 604.4	$ 639.2
Adjusted EBITDA	$ 38.1	$ 51.8	$ 72.6	$ 92.8
Ready-Mixed Concrete Data:				
Average selling price ("ASP") per cubic yard	$ 138.40	$ 133.03	$ 138.97	$ 134.79
Sales volume in thousand cubic yards	2,264	2,624	4,342	4,719

Revenue from the ready-mixed concrete segment decreased $36.0 million, or 10.3%, compared to the prior year second quarter, primarily from a weather-driven decline in volume of 13.7%. Adjusted EBITDA in this segment was negatively impacted by the lower sales volume that provided less revenue available to cover fixed costs.

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AGGREGATE PRODUCTS SEGMENT

($ in millions except selling prices)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Aggregate Products Segment:				
Sales to external customers	$ 36.2	$ 35.1	$ 67.9	$ 59.8
Intersegment sales	13.3	13.4	24.5	22.9
Total aggregate products revenue	$ 49.5	$ 48.5	$ 92.4	$ 82.7
Adjusted EBITDA	$ 12.2	$ 12.2	$ 22.6	$ 16.9
Aggregate Products Data:				
Average selling price per ton[1]	$ 11.83	$ 11.11	$ 11.96	$ 11.03
Sales volume in thousand tons	2,878	3,055	5,376	5,189

(1) The Company's calculation of the aggregate products segment ASP excludes certain other ancillary revenue and Polaris's freight revenue. The Company defines revenue for its aggregate products ASP calculation as amounts billed to external and internal customers for coarse and fine aggregate products, excluding delivery charges. The Company's definition and calculation of ASP may differ from other companies in the construction materials industry.

Aggregate products revenue grew $1.0 million in the quarter, assisted by a 6.5% increase in average selling price. Sales volume decreased 5.8% compared to the prior year second quarter, primarily due to the weather.

CONSOLIDATED SECOND QUARTER 2019 RESULTS COMPARED TO SECOND QUARTER 2018

Consolidated revenue decreased 9.1% compared to the prior year second quarter. During the second quarter of 2019, operating income was $6.0 million compared to $30.6 million in the second quarter of 2018, with an operating income margin of 1.6% compared to 7.6% in the second quarter of 2018.

Selling, general and administrative expenses ("SG&A") as a percentage of revenue was 10.7% in the 2019 second quarter compared to 7.9% in the prior year second quarter. SG&A increased $7.3 million, or 22.9%, for the quarter ended June 30, 2019, in comparison to the corresponding 2018 quarter, resulting primarily from an increase in non-cash stock-based compensation expense. On a non-GAAP basis, our Adjusted SG&A, which excludes non-cash stock compensation, acquisition-related costs and officer transition expenses, was 7.8% in the 2019 second quarter compared to 6.9% in the prior year second quarter. Adjusted SG&A as a percentage of revenue is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release.

BALANCE SHEET AND LIQUIDITY

Net cash provided by operating activities in the 2019 second quarter was $18.7 million, compared to $22.0 million in the prior year second quarter. The Company's Adjusted Free Cash Flow in the 2019 second quarter was $14.1 million, as compared to $10.9 million in the prior year second quarter. Adjusted Free Cash Flow is a

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non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. At June 30, 2019, the Company had cash and cash equivalents of $24.8 million and total debt of $716.7 million, resulting in Net Debt of $691.9 million. Net Debt decreased by $2.2 million from December 31, 2018, reflecting the benefit of an increased balance of cash and cash equivalents. The Company had $199.6 million of unused availability under its revolving credit facility at June 30, 2019, resulting in total liquidity of $224.4 million. Net Debt is a non-GAAP financial measure. Please refer to the definitions, reconciliations and other information at the end of this press release. FULL YEAR 2019 GUIDANCE Following the impact of weather-related challenges in the first half of 2019, U.S. Concrete revised its guidance for the year as follows: Updated 2019 Guidance Category Low High Consolidated revenue $1.5 billion $1.575 billion Total Adjusted EBITDA (1) $195 million $210 million (1) Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. CONFERENCE CALL AND WEBCAST DETAILS U.S. Concrete will host a conference call on Friday, August 9, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time), to review its second quarter 2019 results. To participate in the call, please dial (877) 312-8806 – Conference ID: 6378325 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A live webcast will be available on the Investor Relations section of the Company's website at www.us- concrete.com. Please visit the website at least 15 minutes before the call begins to register, download and install any necessary audio software. A replay of the conference call and archive of the webcast will be available shortly after the call on the Investor Relations section of the Company’s website at www.us-concrete.com. 4

ABOUT U.S. CONCRETE U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects across the country. The Company holds leading market positions in the high-growth metropolitan markets of New York, Philadelphia, San Francisco, Dallas/Fort Worth and Washington, D.C., and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. 5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS Certain statements and information provided in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, outlook, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “intend,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “outlook,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are predictions based on our current expectations and projections about future events which we believe are reasonable. Actual events or results may differ materially. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to: general economic and business conditions, which will, among other things, affect demand for new residential and commercial construction; our ability to successfully identify, manage, and integrate acquisitions; the cyclical nature of, and changes in, the real estate and construction markets, including pricing changes by our competitors; governmental requirements and initiatives, including those related to mortgage lending, financing or deductions, funding for public or infrastructure construction, land usage, and environmental, health, and safety matters; disruptions, uncertainties or volatility in the credit markets that may limit our, our suppliers’ and our customers’ access to capital; our ability to successfully implement our operating strategy; weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms of our indebtedness; the effects of currency fluctuations on our results of operations and financial condition; our ability to maintain favorable relationships with third parties who supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; and product liability, property damage, results of litigation and other claims and insurance coverage issues. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. All written and oral forward-looking statements made in connection with this press release that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by the “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations, except as required by federal securities laws. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward- looking statements. Unpredictable or unknown factors we have not discussed in this press release also could have material effects on actual results or matters that are the subject of our forward-looking statements. We undertake no obligation to, and do not intend to, update our description of important factors each time a potential important factor arises. Non-GAAP Financial Measures Included in this press release are certain non-GAAP financial measures that we believe are useful for investors. These non- GAAP financial measures may not be comparable to similarly titled measures other companies report and are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. Reconciliations and definitions of the non-GAAP financial measures used in this press release are included at the end of this press release. Because certain GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP financial measures. (Tables Follow) 6

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions except per share amounts) Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Revenue $ 367.5 $ 404.2 $ 700.6 $ 732.0 Cost of goods sold before depreciation, depletion and amortization 296.8 320.2 565.2 587.4 Selling, general and administrative expenses 39.2 31.9 71.3 64.2 Depreciation, depletion and amortization 25.1 22.1 47.9 42.7 Change in value of contingent consideration 0.3 (1.6) 1.3 (1.3) Impairment of assets — 1.3 — 1.3 Loss (gain) on sale/disposal of assets, net 0.1 (0.3) 1.0 (0.5) Operating income 6.0 30.6 13.9 38.2 Interest expense, net 11.6 11.5 23.2 22.9 Other income, net (7.2) (1.4) (7.6) (3.0) Income (loss) before income taxes 1.6 20.5 (1.7) 18.3 Income tax expense 0.7 4.2 — 5.9 Net income (loss) 0.9 16.3 (1.7) 12.4 Less: Net income attributable to non-controlling interest (0.2) — (0.3) — Net income (loss) attributable to U.S. Concrete $ 0.7 $ 16.3 $ (2.0) $ 12.4 Earnings (loss) per share attributable to U.S. Concrete: Basic earnings per share $ 0.04 $ 0.99 $ (0.12) $ 0.75 Diluted earnings per share $ 0.04 $ 0.99 $ (0.12) $ 0.75 Weighted average shares outstanding: Basic 16.4 16.5 16.4 16.5 Diluted 16.4 16.5 16.4 16.5 7

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in millions) June 30, 2019 December 31, 2018 (Unaudited) ASSETS Current assets: Cash and cash equivalents $ 24.8 $ 20.0 Trade accounts receivable, net 239.5 226.6 Inventories 52.8 51.2 Other receivables, net 21.0 18.4 Prepaid expenses and other 8.7 7.9 Total current assets 346.8 324.1 Property, plant and equipment, net 676.2 680.2 Operating lease assets(1) 72.1 — Goodwill 239.5 239.3 Intangible assets, net 103.9 116.6 Other assets 11.2 11.1 Total assets $ 1,449.7 $ 1,371.3 LIABILITIES AND EQUITY Current liabilities: Accounts payable $ 124.6 $ 125.8 Accrued liabilities 98.1 96.3 Current maturities of long-term debt 32.5 30.8 Current operating lease liabilities(1) 13.6 — Total current liabilities 268.8 252.9 Long-term debt, net of current maturities 684.2 683.3 Long-term operating lease liabilities(1) 61.0 — Other long-term obligations and deferred credits 45.5 54.8 Deferred income taxes 45.6 43.1 Total liabilities 1,105.1 1,034.1 Commitments and contingencies Equity: Preferred stock — — Common stock — — Additional paid-in capital 340.9 329.6 Retained earnings (accumulated deficit) 14.2 16.2 Treasury stock, at cost (35.6) (33.4) Total shareholders' equity 319.5 312.4 Non-controlling interest 25.1 24.8 Total equity 344.6 337.2 Total liabilities and equity $ 1,449.7 $ 1,371.3 (1) Beginning January 1, 2019, we adopted new lease accounting rules. As allowed, we did not revise amounts of prior periods. See our 2019 Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 for more information. 8

U.S. CONCRETE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions) Six Months Ended June 30, 2019 2018 CASH FLOWS FROM OPERATING ACTIVITIES: Net income (loss) $ (1.7) $ 12.4 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, depletion and amortization 47.9 42.7 Amortization of debt issuance costs 0.9 0.9 Change in value of contingent consideration 1.3 (1.3) Loss (gain) on sale/disposal of assets, net 1.0 (0.5) Gains from eminent domain matter and property insurance claims (6.0) (2.1) Impairment of assets — 1.3 Deferred income taxes 2.5 (0.2) Provision for doubtful accounts and customer disputes 1.3 2.0 Stock-based compensation 11.1 5.1 Other, net (0.6) (0.5) Changes in assets and liabilities, excluding effects of acquisitions: Accounts receivable (13.1) (35.5) Inventories (1.6) — Prepaid expenses and other current assets (4.6) 4.6 Other assets and liabilities (0.7) (1.3) Accounts payable and accrued liabilities 2.9 20.3 Net cash provided by operating activities 40.6 47.9 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property, plant and equipment (18.1) (20.8) Payments for acquisitions, net of cash acquired — (61.1) Proceeds from disposals of businesses and property, plant and equipment 0.7 1.2 Proceeds from eminent domain matter and property insurance claims 6.0 2.1 Net cash used in investing activities (11.4) (78.6) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from revolver borrowings 163.3 228.6 Repayments of revolver borrowings (157.8) (177.2) Proceeds from stock option exercises 0.2 0.1 Payments of other long-term obligations (11.6) (3.5) Payments for other financing (16.2) (14.1) Other treasury share purchases (2.2) (1.9) Other proceeds — 0.5 Net cash provided by (used in) financing activities (24.3) 32.5 EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS (0.1) (0.1) NET INCREASE IN CASH AND CASH EQUIVALENTS 4.8 1.7 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 20.0 22.6 CASH AND CASH EQUIVALENTS AT END OF PERIOD $ 24.8 $ 24.3 9

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Total Adjusted EBITDA and Total Adjusted EBITDA Margin

Total Adjusted EBITDA and Total Adjusted EBITDA Margin are non-GAAP financial measures. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions. We define Total Adjusted EBITDA Margin as the amount determined by dividing Total Adjusted EBITDA by total revenue. We have included Total Adjusted EBITDA and Total Adjusted EBITDA Margin herein because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use Total Adjusted EBITDA and Total Adjusted EBITDA Margin to monitor and compare the financial performance of our operations. Total Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of Total Adjusted EBITDA may not be comparable to similarly titled measures other companies report. Total Adjusted EBITDA and Total Adjusted EBITDA Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Total Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) (in millions).

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Total Adjusted EBITDA Reconciliation				
Net income (loss)	$ 0.9	$ 16.3	$ (1.7)	$ 12.4
Add/Subtract: Income tax expense (benefit)	0.7	4.2	—	5.9
Income (loss) before income taxes	1.6	20.5	(1.7)	18.3
Add: Depreciation, depletion and amortization	25.1	22.1	47.9	42.7
Add: Interest expense, net	11.6	11.5	23.2	22.9
Add: Non-cash stock compensation expense	9.4	2.9	11.1	5.1
Subtract: Eminent domain matter	(5.3)	—	(5.3)	—
Subtract: Hurricane-related loss recoveries, net	(2.1)	(0.5)	(2.1)	(0.2)
Add/Subtract: Non-cash change in value of contingent consideration	0.3	(1.6)	1.3	(1.3)
Add: Acquisition-related costs	0.7	1.0	0.8	3.5
Add: Officer transition expenses	0.6	—	0.6	—
Add: Loss on mixer truck fire	0.1	—	0.7	—
Add: Quarry dredge costs for specific event	—	0.4	—	0.6
Add: Impairment of assets	—	1.3	—	1.3
Add: Purchase accounting adjustments for inventory	—	—	—	0.7
Total Adjusted EBITDA	$ 42.0	$ 57.6	$ 76.5	$ 93.6
Net income (loss) margin	0.2%	4.0%	(0.2)%	1.7%
Total Adjusted EBITDA Margin	11.4%	14.3%	10.9 %	12.8%

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Adjusted Gross Profit and Adjusted Gross Margin Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. We define Adjusted Gross Profit as our operating income, excluding the impact of depreciation, depletion and amortization ("DD&A"), selling, general and administrative expenses, change in value of contingent consideration, quarry dredge costs for specific event, hurricane- related losses in COGS before DD&A, purchase accounting adjustments for inventory and loss (gain) on sale/disposal of assets, net. We define Adjusted Gross Margin as the amount determined by dividing Adjusted Gross Profit by total revenue. We have included Adjusted Gross Profit and Adjusted Gross Margin herein because they are widely used by investors for valuing and comparing our financial performance from period to period. We also use Adjusted Gross Profit and Adjusted Gross Margin to monitor and compare the financial performance of our operations. Adjusted Gross Profit and Adjusted Gross Margin are not intended to be used as an alternative to any measure of our performance in accordance with GAAP. The following table reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, which is operating income (in millions). Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Adjusted Gross Profit Reconciliation Operating income $ 6.0 $ 30.6 $ 13.9 $ 38.2 Add: Depreciation, depletion and amortization 25.1 22.1 47.9 42.7 Add: Selling, general and administrative expenses 39.2 31.9 71.3 64.2 Add/Subtract: Change in value of contingent consideration 0.3 (1.6) 1.3 (1.3) Add: Impairment of assets — 1.3 — 1.3 Add: Quarry dredge costs for specific event — 0.4 — 0.6 Add: Hurricane-related losses in COGS before DD&A — — — 0.3 Add: Purchase accounting adjustments for inventory — — — 0.7 Add/Subtract: Loss (gain) on sale/disposal of assets, net 0.1 (0.3) 1.0 (0.5) Adjusted Gross Profit $ 70.7 $ 84.4 $ 135.4 $ 146.2 Operating income margin 1.6% 7.6% 2.0% 5.2% Adjusted Gross Profit Margin 19.2% 20.9% 19.3% 20.0% 11

Adjusted SG&A and Adjusted SG&A as a Percentage of Revenue Adjusted selling, general and administrative expenses (“SG&A”) and Adjusted SG&A as a percentage of revenue are non-GAAP financial measures. We define Adjusted SG&A as selling, general and administrative expenses, excluding the impact of non-cash stock compensation expense and acquisition-related costs. We define Adjusted SG&A as a percentage of revenue as Adjusted SG&A divided by total revenue. We have included Adjusted SG&A and Adjusted SG&A as a percentage of revenue herein because they are used by investors to compare our SG&A leverage with the performance of other building materials companies. We use Adjusted SG&A and Adjusted SG&A as a percentage of revenue to monitor and compare the financial performance of our operations. Adjusted SG&A and Adjusted SG&A as a percentage of revenue are not intended to be used as an alternative to any measure of our performance under GAAP. The following table reconciles Adjusted SG&A to the most directly comparable GAAP financial measure, which is SG&A (in millions). Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Adjusted SG&A Selling, general and administrative expenses $ 39.2 $ 31.9 $ 71.3 $ 64.2 Subtract: Non-cash stock compensation expense (9.4) (2.9) (11.1) (5.1) Subtract: Acquisition-related costs (0.7) (1.0) (0.8) (3.5) Subtract: Officer transition expenses (0.6) — (0.6) — Adjusted SG&A $ 28.5 $ 28.0 $ 58.8 $ 55.6 SG&A as a percentage of revenue 10.7% 7.9% 10.2% 8.8% Adjusted SG&A as a percentage of revenue 7.8% 6.9% 8.4% 7.6% 12

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share

Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are non-GAAP financial measures. We define Adjusted Net Income Attributable to U.S. Concrete as net income (loss) attributable to U.S. Concrete, net of taxes, income tax expense (benefit) and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. We also adjust Adjusted Net Income Attributable to U.S. Concrete for a normalized effective income tax rate of 27%. We define Adjusted Net Income Attributable to U.S. Concrete per Diluted Share as Adjusted Net Income Attributable to U.S. Concrete on a diluted per share basis. Acquisition-related costs consist of fees and expenses for accountants, lawyers and other professionals incurred during the negotiation and closing of strategic acquisitions and certain acquired entities' management severance costs. Acquisition-related costs do not include fees or expenses associated with post-closing integration of strategic acquisitions.

We have included Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share herein because they are used by investors for valuation and comparing our financial performance with the performance of other building material companies. We use Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to monitor and compare the financial performance of our operations. Adjusted Net Income Attributable to U.S. Concrete and Adjusted Net Income Attributable to U.S. Concrete per Diluted Share are not intended to be used as an alternative to any measure of our performance in accordance with GAAP.

The following tables reconcile (i) Adjusted Net Income Attributable to U.S. Concrete to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete and (ii) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share to the most directly comparable GAAP financial measure, which is net income (loss) attributable to U.S. Concrete per diluted share (in millions except per share amounts).

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Adjusted Net Income Attributable to U.S. Concrete Reconciliation				
Net income (loss) attributable to U.S. Concrete	$ 0.7	$ 16.3	$ (2.0)	$ 12.4
Add/Subtract: Income tax expense (benefit)	0.7	4.2	—	5.9
Adjusted income (loss) before income taxes	1.4	20.5	(2.0)	18.3
Add: Non-cash stock compensation expense	9.4	2.9	11.1	5.1
Add/Subtract: Non-cash change in value of contingent consideration	0.3	(1.6)	1.3	(1.3)
Add: Acquisition-related costs	0.7	1.0	0.8	3.5
Add: Officer transition expenses	0.6	—	0.6	—
Add: Loss on mixer truck fire	0.1	—	0.7	—
Subtract: Eminent domain matter	(5.3)	—	(5.3)	—
Add: Quarry dredge costs for specific event	—	0.4	—	0.6
Subtract: Hurricane-related loss recoveries, net	(2.1)	(0.5)	(2.1)	(0.2)
Add: Impairment of assets	—	1.3	—	1.3
Add: Purchase accounting adjustments for inventory	—	—	—	0.7
Adjusted income before income taxes	5.1	24.0	5.1	28.0
Subtract: Normalized income tax expense(1)	(1.4)	(6.5)	(1.4)	(7.6)
Adjusted Net Income Attributable to U.S. Concrete	$ 3.7	$ 17.5	$ 3.7	$ 20.4

(1) Assumes a normalized effective tax rate of 27% in all periods.

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Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Adjusted Net Income Attributable to U.S. Concrete per Diluted Share Reconciliation Net income (loss) attributable to U.S. Concrete $ 0.04 $ 0.99 $ (0.12) $ 0.75 Add/Subtract: Income tax expense (benefit) 0.05 0.26 — 0.36 Adjusted income (loss) before income taxes 0.09 1.25 (0.12) 1.11 Add: Impact of non-cash stock compensation expense 0.57 0.18 0.68 0.31 Add/Subtract: Impact of non-cash change in value of contingent consideration 0.02 (0.10) 0.07 (0.08) Add: Impact of acquisition-related costs 0.04 0.06 0.06 0.22 Add: Impact of officer transition expenses 0.03 — 0.03 — Add: Impact of loss on mixer truck fire 0.01 — 0.04 — Add: Impact of quarry dredge costs for specific event — 0.02 — 0.03 Subtract: Impact of eminent domain matter (0.32) (0.32) Subtract: Impact of hurricane-related loss recoveries, net (0.13) (0.03) (0.13) (0.01) Add: Impairment of assets — 0.08 — 0.08 Add: Impact of purchase accounting adjustments for inventory — — — 0.04 Adjusted income before income taxes 0.31 1.46 0.31 1.70 Subtract: Normalized income tax expense(1) (0.08) (0.39) (0.08) (0.46) Adjusted Net Income Attributable to U.S. Concrete per Diluted Share $ 0.23 $ 1.07 $ 0.23 $ 1.24 (1) Assumes a normalized effective tax rate of 27% in all periods. 14

Adjusted Free Cash Flow Adjusted Free Cash Flow is a non-GAAP financial measure. We define Adjusted Free Cash Flow as net cash provided by operating activities less purchases of property, plant and equipment plus proceeds from the disposal of businesses and property, plant and equipment, eminent domain matter and property loss claims. We consider Adjusted Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments. However, Adjusted Free Cash Flow is not intended to be used as an alternative to any measure of our liquidity in accordance with GAAP. The following table reconciles Adjusted Free Cash Flow to the most directly comparable GAAP financial measure, which is net cash provided by operating activities (in millions). Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Adjusted Free Cash Flow Reconciliation Net cash provided by operating activities $ 18.7 $ 22.0 $ 40.6 $ 47.9 Subtract: Purchases of property, plant and equipment (10.9) (12.4) (18.1) (20.8) Add: Proceeds from disposals of businesses and property, plant and equipment 0.3 0.8 0.7 1.2 Add: Proceeds from eminent domain matter and property insurance claims 6.0 0.5 6.0 2.1 Adjusted Free Cash Flow $ 14.1 $ 10.9 $ 29.2 $ 30.4 Net Debt Net Debt is a non-GAAP financial measure. We define Net Debt as total debt, including current maturities and capital lease obligations, less cash and cash equivalents. We believe that Net Debt is useful to investors as a measure of our financial position. We use Net Debt to monitor and compare our financial position from period to period. However, Net Debt is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table reconciles Net Debt to the most directly comparable GAAP financial measure, which is total debt, including current maturities and capital lease obligations (in millions). As of As of June 30, 2019 December 31, 2018 Net Debt Reconciliation Total debt, including current maturities and finance lease obligations $ 716.7 $ 714.1 Subtract: cash and cash equivalents (24.8) (20.0) Net Debt $ 691.9 $ 694.1 15

Net Debt to Total Adjusted EBITDA Net Debt to Total Adjusted EBITDA is a non-GAAP financial measure. We define Net Debt to Total Adjusted EBITDA as Net Debt divided by Total Adjusted EBITDA for the applicable last twelve-month period. We define Total Adjusted EBITDA as our net income (loss), excluding the impact of income tax expense (benefit), depreciation, depletion and amortization, net interest expense and certain other non-cash, non-recurring and/or unusual, non-operating items including, but not limited to: non-cash stock compensation expense, non-cash change in value of contingent consideration, impairment of assets, acquisition-related costs, officer transition expenses, quarry dredge costs for specific event and hurricane-related loss recoveries, net. We believe that Net Debt to Total Adjusted EBITDA is useful to investors as a measure of our financial position. We use this measure to monitor and compare our financial position from period to period. However, Net Debt to Total Adjusted EBITDA is not intended to be used as an alternative to any measure of our financial position in accordance with GAAP. The following table presents our calculation of Net Debt to Total Adjusted EBITDA and the most directly comparable GAAP ratio, which is total debt to last twelve months ("LTM") net income (in millions). Twelve Months Ended June 30, 2019 Total Adjusted EBITDA Reconciliation Net income $ 17.1 Add: Income tax expense 10.9 Income before income taxes 28.0 Add: Depreciation, depletion and amortization 97.0 Add: Interest expense, net 46.7 Add: Non-cash stock compensation expense 16.4 Add: Non-cash change in value of contingent consideration 2.6 Add: Acquisition-related costs 3.5 Add: Loss on mixer truck fire 0.7 Add: Quarry dredge costs for specific event 0.5 Add: Litigation settlement cost 2.1 Add: Officer transition expenses 0.6 Add: Purchase accounting adjustments for inventory 0.1 Subtract: Eminent domain matter (4.6) Subtract: Hurricane-related loss recoveries, net (2.7) Subtract: Gain on sale of business (14.6) Total Adjusted EBITDA $ 176.3 Net Debt $ 691.9 Total debt to LTM income from continuing operations 41.81x Net Debt to Total Adjusted EBITDA as of June 30, 2019 3.92x Contact: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com 16